================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 26, 2000
       -------------------------------------------------------------------

                         Commission File number: 0-19861

                         IMPERIAL CREDIT INDUSTRIES, INC.

          CALIFORNIA                                           95-4054791
          ----------                                           ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                           Identification Number)

                23550 Hawthorne Boulevard, Building 1, Suite 110
                           Torrance, California 90505
                                 (310) 373-1704

================================================================================

Item 5. Other Events.

Southern Pacific Bank (the "Bank"), a wholly-owned subsidiary of Imperial Credit Industries, Inc. ("ICII"), has consented to the issuance by the Federal Deposit Insurance Corporation ("FDIC") of an order (the "FDIC Order") to cease and desist from what the FDIC alleges to be certain unsafe and unsound practices relating to the Bank's operations. The Bank expects the California Department of Financial Institutions ("DFI") to issue a similar, though not identical, order (the "DFI Order" and together with the FDIC Order, the "Orders"). The Bank has not admitted or denied the claimed basis of the FDIC or DFI for the Orders, but intends to comply fully with their respective requirements.

The Orders set forth certain requirements with which the Bank must comply, including the following:

          (i) The Bank is required to have and maintain qualified management, including a chief executive officer and other persons experienced in lending, collection and improving asset quality and earnings. Further, during the effectiveness of the Orders the Bank must obtain the prior approval of the FDIC and DFI to the appointment of any new director or senior executive officer for the Bank, and the DFI has the right to determine whether present members of the Bank's management are acceptable.

          (ii) Under the FDIC Order, the Bank must increase its equity capital by $19 million by March 31, 2001, and by an additional $20 million in stages through December 31, 2001. The Bank must also attain a total risk based capital ratio of 10.50% and a Tier 1 capital ratio of 8.00% by March 31, 2001 and must increase those ratios, in stages through December 31, 2001, to 12.00% and 9.00%, respectively. Under the expected DFI Order, the Bank would be required by March 31, 2001 to increase its adjusted tangible shareholder's equity by $29 million and by an additional $15 million through June 30, 2001. Also, by March 31, 2001, the Bank must attain an adjusted tangible shareholder's equity of at least 7.00% of its adjusted tangible total assets, and must increase this ratio by 0.50% each quarter to 8.50% at December 31, 2001. The expected DFI Order would limit the maximum amount of the Bank's deferred tax assets that may be included in the adjusted tangible shareholder's equity calculation to the lesser of (x) the amount of deferred tax assets that are dependent upon future taxable income expected to be received within one year or (y) 10% of adjusted tangible shareholder's equity existing before any disallowed deferred tax assets.

                The required increases in capital may be accomplished through capital contributions by ICII to the Bank, the sale of common stock or noncumulative perpetual preferred stock of the Bank, the exchange of Bank debt held by ICII for such preferred stock, or any other means acceptable to the FDIC and the DFI. The Bank must adopt and implement a capital plan acceptable to the FDIC and the DFI to achieve and maintain these capital requirements.

          (iii) Within 10 days of the effective dates of the Orders, the Bank must eliminate all assets that were classified as "Loss" and one-half the assets classified "Doubtful" as of March 31, 2000, or as of June 26, 2000 under the FDIC Order, and reduce by March 31, 2001 its assets that were classified as "Substandard" or "Doubtful", as of June 26, 2000 to not more than $90 million. The Bank has already satisfied the requirements of March 31, 2001 by charging off or collecting certain of those assets. The Bank also must reduce by June 30, 2001 and September 30, 2001 its assets that were classified "Substandard" or "Doubtful" as of June 26, 2000 to not more than $70,000,000 and $50,000,000, respectively.

          (iv) Under the FDIC Order, the Bank may not extend additional credit to any borrower that has a loan or other credit from the Bank that has been charged off or classified "Loss" or "Doubtful", in whole or part, and is uncollected. With certain exceptions, the Bank is restricted from extending additional credit to any borrower with a Bank loan or other credit that has been charged off or classified "Substandard", in whole or part, and is uncollected.

          (v) The Bank must revise, adopt and implement policies acceptable to the FDIC (and in certain cases to the DFI) regarding its lending and loan review procedures, transactions with insiders and affiliates, and its requirements for reporting lending practices and other strategies to the Bank's chief executive officer. The Bank's Board must also review the adequacy of the Bank's allowances for loan and lease losses and adopt a policy for regularly determining the adequacy of such allowances.

          (vi) The Bank must develop and adopt a detailed business plan acceptable to the FDIC and the DFI to control overhead and other expenses and restore the Bank to a sound condition.

          (vii) The Bank must provide quarterly progress reports to the FDIC and DFI regarding its actions to comply with the Orders.

          (viii) The Bank may not pay any cash dividends, make any other shareholder distributions or pay bonuses to its executive officers without the prior approval of its regulators, nor may it engage in any new lines of business without the prior approval of the FDIC and the DFI.

The Bank and ICII already have taken a number of actions that are intended to enable the Bank to comply with the requirements of the Orders. However, these actions may not succeed in enabling the Bank to comply with such requirements and the Bank's ability to comply may be subject to events outside the control of the Bank and ICII, such as capital market trends and general economic conditions. The actions undertaken include:

          (a) ICII intends to exchange $14 million of the Bank's subordinated debt held by ICII for a new class of noncumulative perpetual preferred stock of the Bank.

          (b) ICII and the Bank have developed a capital plan intended to achieve the FDIC and DFI capital requirements by selling certain non-core assets of the Bank and ICII, reducing the assets of the Bank, exchanging additional Bank subordinated debt held by ICII for noncumulative preferred stock of the Bank, and the making by ICII of additional capital contributions to the Bank.

          (c) In order to assist SPB in meeting the requirements of the Orders with the FDIC and the DFI, ICII has retained Friedman, Billings, Ramsey & Co., Inc. as its financial advisor to evaluate capital raising alternatives that may be available to ICII and the Bank, and to assist in the implementation of the Bank's capital plan; and

          (d) The Bank has made changes in its management to address the requirements of the Orders and contemplates further changes as required, including the employment of additional experienced credit administration personnel.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 27, 2000

                          IMPERIAL CREDIT INDUSTRIES, INC.


                          By: Paul B. Lasiter
                              --------------------------------------------------
                                Senior Vice President and
                                Controller